UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 1, 2020

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Uber Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Market Street, 4th Floor

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2020, the Board of Directors (the “Board”) of Uber Technologies, Inc. (the “Company”) appointed Revathi Advaithi to the Board as an independent director.

“Revathi has a stellar track record at innovative, global companies and shares our philosophy on strong corporate governance,” said Ron Sugar, independent Chairperson of the Board. “We welcome her unique perspective and I believe her contributions will be invaluable.”

“Revathi’s engineering background and years of experience leading highly complex, global technology companies will be a great asset as we continue to grow the power and scope of the Uber platform,” said Dara Khosrowshahi, CEO. “I look forward to working with her.”

“I am very excited to join Uber as the company continues to transform through innovative technology and improving access for people and economies around the world,” said Revathi Advaithi. “I am looking forward to working with the entire Uber Board as the company embarks on its next chapter of innovation and growth.”

Ms. Advaithi, 52, has been Chief Executive Officer of Flex Ltd., a manufacturer that delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets, since February 2019. Prior to joining Flex, Ms. Advaithi was President and Chief Operating Officer, Electrical Sector, of Eaton Corporation plc, a power management company, a position she held from September 1, 2015. Prior to that role, she served as President of Electrical Sector, Americas of Eaton from April 2012 through August 2015. She joined Eaton in 1995 and led the Electrical Sector in the Americas and Asia-Pacific, with a three-year assignment in Shanghai. Between 2002 and 2008, Ms. Advaithi worked at Honeywell, where she held several senior roles within the sourcing and supply chain functions of the aerospace sector before being named vice president and general manager of Honeywell’s Field Solutions business in 2006. Ms. Advaithi returned to Eaton in 2008 as vice president and general manager of the Electrical Components Division. Ms. Advaithi currently serves as a director of Flex Ltd. Ms. Advaithi previously served as a non-executive director for the BAE Systems board.

Ms. Advaithi was selected to serve on the Board due to her leadership experience as a chief executive officer of a large global technology company and her experience in engineering, operations, logistics, international management and technology more generally.

The Board has appointed Ms. Advaithi to serve on the Audit Committee.

Ms. Advaithi will participate in the Company’s previously disclosed compensation program for non-employee directors, pursuant to which she will receive (i) a $50,000 annual cash retainer commencing 2021 and (ii) a grant of restricted stock units vesting December 31, 2020, with a fair value of $250,000, prorated for her partial year of service. She is also entitled to a cash retainer in connection with her service on the Audit Committee.

There is no arrangement between Ms. Advaithi and any person pursuant to which she was selected as director. Ms. Advaithi has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Uber Technologies, Inc.

Date: July 2, 2020	By: /s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer